UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 17, 2006
Date of report (date of earliest event reported)

STEINER LEISURE LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Commonwealth of The Bahamas
(State or other Jurisdiction of Incorporation)

0-28972	98-0164731
(Commission File Number)	(IRS Employer Identification No.)

Suite 104A, Saffrey Square
Nassau, The Bahamas	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

(242) 356-0006
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws : Change in Fiscal Year

            Effective March 17, 2006, Section 61 of the Amended and Restated Articles of Association (the "Articles") of Steiner Leisure Limited ("Steiner") was amended to replace the current second sentence of that section, which currently reads as follows:

A director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as his or her predecessor.

            As amended, that sentence now reads as follows:

A director elected to fill a vacancy not resulting from an increase in the number of directors shall have a term that expires at the then next annual meeting of shareholders.

            This change was made in order to conform the Articles with the terms of the Steiner Board of Director Nomination Procedures.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

     Exhibit 3.2

Amended and Restated Articles of Association of Steiner Leisure Limited (effective March 17, 2006).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEINER LEISURE LIMITED

Date: March 17, 2006	/s/ Leonard I. Fluxman
Leonard I. Fluxman
President and Chief Executive Officer